Schedule 14A
(Rule 14A-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

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Check the appropriate box:
☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under to Rule 14a-12

Midcarolina Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MIDCAROLINA FINANCIAL CORPORATION

P. O. Box 968
3101 South Church Street
Burlington, North Carolina 27215
(336) 538-1600

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 1, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Stockholders (the “Annual Meeting”) of MidCarolina Financial Corporation (the “Company”) will be held on May 1, 2003 at 10:00 a.m., local time, at the Company’s headquarters, 3101 South Church Street, Burlington, North Carolina 27215.

The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.         To elect four persons who will serve as directors of the Company until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

2.         To ratify the appointment of Dixon Odom PLLC by the Audit Committee as the independent auditor for the Company for the fiscal year ending December 31, 2003.

3.         To transact any other business as properly comes before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

The Board of Directors has established March 17, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

Burlington, North Carolina March 31, 2003	Randolph J. Cary, Jr. President and Chief Executive Officer

You may vote your shares at the Annual Meeting either by telephone or by mail. You are urged, regardless of the number of shares you hold, to register your proxy promptly by following the instructions on the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience if you choose to vote by mail.

MIDCAROLINA FINANCIAL CORPORATION

PROXY STATEMENT
2003 ANNUAL MEETING OF STOCKHOLDERS
May 1, 2003

REORGANIZATION OF MIDCAROLINA BANK

MidCarolina Bank’s shareholders approved the reorganization of MidCarolina Bank to holding company form at its annual meeting held April 25, 2002 (the “Reorganization”). The Reorganization was completed successfully on May 31, 2002. As a result of the Reorganization, each share of MidCarolina Bank common stock was automatically converted into one share of MidCarolina Financial Corporation stock. MidCarolina Financial Corporation is now the sole shareholder of MidCarolina Bank.

MidCarolina Bank continues to hold the stock option plans discussed later and to enter into employment contracts with MidCarolina Bank employees. MidCarolina Bank also pays the salaries of the executive officers and directors of MidCarolina Financial Corporation. MidCarolina Financial Corporation has assumed MidCarolina Bank’s obligations under the stock option plans.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

This Proxy Statement is being furnished to stockholders of MidCarolina Financial Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies to be used at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 1, 2003 at 10:00 a.m., local time, at the headquarters of the Company, 3101 South Church Street, Burlington, North Carolina 27215, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 31, 2003.

The Company’s principal executive offices are located at 3101 South Church Street, Burlington, North Carolina 27215. The telephone number is (336) 538-1600.

Other than the matters listed on the attached Notice of the 2003 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares represented thereby in accordance with their best judgment on any other business properly brought before the Annual Meeting or any adjournments thereof.

Revocability of Proxy

A mailed proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. A telephone proxy may be revoked by telephone or by attending the Annual Meeting and voting in person. If you are a beneficial owner of shares of common stock that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

Solicitation

The cost of solicitation of proxies on behalf of the Board of Directors will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers, and regular employees of the Company and its wholly-owned commercial bank subsidiary, MidCarolina Bank (the “Bank”), without additional compensation. The Company has requested that brokerage houses and nominees forward these proxy materials to the beneficial owners of shares held of record by those persons and, upon request, the Company will reimburse them for their reasonable out-of-pocket expenses in doing so.

Voting Securities

Regardless of the number of shares of common stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to register their proxy by following the instructions on the enclosed proxy card. Stockholders may vote in person, by mail via the enclosed proxy, or by telephone in accordance with the instructions on the enclosed proxy. Any stockholder may vote for, against, or abstain with respect to any matter to come before the Annual Meeting. If the proxy is properly completed and returned, and not revoked, it will be voted in accordance with the instructions given. If the proxy is returned with no instructions given, the proxy will be voted FOR all matters described in this Proxy Statement. If instructions are given for some but not all proposals, the instructions that are given will be followed and the proxy will be voted FOR the proposals on which no instructions are given.

The Board of Directors has fixed the close of business on March 17, 2003 as the record date (“Record Date”) for the determination of those stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 1,704,789 shares of common stock. Each share of common stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

The presence, in person or by proxy, of the holders of at least a majority of shares of the common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Because many stockholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Accordingly, the Board of Directors has designated proxy holders to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

Vote Required for Approval

In order to be elected, a nominee to the Board of Directors needs to receive a plurality of the votes cast in the election of the applicable class of directors for which he has been nominated. As a result, those persons nominated for election that receive the largest number of votes will be elected as directors. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

The proposal to ratify the appointment of the Company’s independent auditor by the Company’s Audit Committee for the year ending December 31, 2003 will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Solicited proxies will be returned to the Board of Directors, and will be tabulated by one or more inspectors of election designated by the Board of Directors. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, no persons or groups, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), held of record or are known to the Company to own beneficially more than 5% of the common stock.

Set forth below is certain information, as of the Record Date, regarding shares of common stock owned beneficially by each of the members of the Board of Directors, nominees to the Board, each of the members of the board of directors of the Bank, certain executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)

Dexter R. Barbee Sr., Director Holly Hill Lane, Suite 102 B Burlington, North Carolina 27215	14,273(3)	0.84%

H. Thomas Bobo, Director P.O. Box 689 Burlington, North Carolina 27215	18,123(4)	1.06%

Randolph J. Cary Jr., President, Chief Executive Officer and Director P.O. Box 968 Burlington, North Carolina 27216	58,291(5)	3.39%

Thomas E. Chandler, Director P.O. Drawer 131 Burlington, North Carolina 27216-0131	27,528(4)	1.59%

James R. Copland, III, Director P.O. Box 1208 Burlington, North Carolina 27215	47,814(6)	2.77%

James B. Crouch, Jr., Director P.O. Box 2000 Whitsett, North Carolina 27377	39,408(4)	2.30%

Nat T. Harris, Jr., Director* P.O. Box 2000 Whitsett, North Carolina 27377	24,558(4)	1.43%

Ralph M. Holt Jr., Director P.O. Box 819 Burlington, North Carolina 27215	56,063(7)	3.25%

F. D. Hornaday III, Director P.O. Box 790 Burlington, North Carolina 27216	21,258(4)	1.24%

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)

Rector Samuel Hunt III, Director* Post Office Box 2440 Burlington, North Carolina 27215	26,208(4)	1.53%

Teena Marie Koury, Director P.O. Drawer 850 Burlington, North Carolina 27215	16,308(4)	0.95%

John H. Love, Director P.O. Box 1796 Burlington, North Carolina 27216-1796	20,433(4)	1.19%

Maxine H. O’Kelley, Director 2219 Sunset Hills Drive Burlington, North Carolina 27215	28,925(4)	1.69%

James B. Powell, Director 1573 York Place Burlington, North Carolina 27215	74,414(4)	4.34%

John K. Roberts, Director P.O. Drawer 256 Gibsonville, North Carolina 27249	27,825(4)	1.62%

James H. Smith, Jr., Director P.O. Box 2290 Burlington, North Carolina 27216	21,258(4),(8)	1.24%

Robert A. Ward, Director P.O. Box 19109 Greensboro, North Carolina 27419-9109	24,558(4)	1.43%

Directors and Executive Officers as a Group (19 Persons)	547,248(9)	28.98%

*          Both Mr. Harris and Mr. Hunt resigned from the Board of Directors during 2002 for personal and professional reasons.

____________________________

(1)         Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or other entities controlled by the named individuals.

(2)         Based upon a total of 1,704,789 shares of stock outstanding at the Record Date. Assumes the exercise of only those stock options included with respect to the designated recipient.

(3)         Includes 1,650 shares underlying options that have vested or are exercisable within 60 days under the MidCarolina Company Director Stock Option Plan.

(4)         Includes 8,058 shares underlying options that have vested or are exercisable within 60 days under the MidCarolina Company Director Stock Option Plan.

(5)         Includes 36,201 shares underlying options that have vested or are exercisable within 60 days under the MidCarolina Company Employee Stock Option Plan.

(6)         Includes 20,423 shares underlying options that have vested or are exercisable within 60 days under the MidCarolina Company Director Stock Option Plan.

(7)         Includes 20,422 shares underlying options that have vested or are exercisable within 60 days under the MidCarolina Company Director Stock Option Plan.

(8)         Includes 6,600 shares for which Mr. Smith disclaims beneficial ownership, which shares are owned by his spouse and minor children.

(9)         Includes 213,263 shares underlying options that have vested or are exercisable within 60 days under the MidCarolina Company Director and Employee Stock Option Plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended December 31, 2002 all of its directors complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company provide that the number of directors of the Company will not be less than five or more than thirty, with the exact number within this range to be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at fifteen members.

The Company’s Articles of Incorporation and Bylaws provide that, so long as the total number of directors is nine or more, the directors are to be divided into three classes, as nearly equal as possible in number. Each director in a class will be elected for a term of three years or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualify. As a result, there is one class of directors to be elected at the Annual Meeting.

The Board of Directors has nominated Dexter R. Barbee, Sr., Thomas E. Chandler, James B. Crouch, Jr., and James H. Smith, Jr. for election as directors to serve for a three-year term or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualified. Any other persons nominated must be nominated for a three-year term.

The persons named in the accompanying form of proxy intend to vote any shares of the Company’s common stock represented by valid proxies received by them to elect these four nominees as directors for three-year terms, unless authority to vote is withheld or the proxies are duly revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees become unavailable to accept nomination or election, it is intended that the proxy holders will vote to elect in his or her stead another person recommended by Board of Directors or to reduce the number of directors to be elected at the Annual Meeting by the number of persons unable or unwilling to serve (subject to the requirements of the Articles of Incorporation and Bylaws). The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee needs to receive a plurality of the votes cast.

On May 31, 2002, the Bank completed the Reorganization. The same persons serving as directors of the Bank are directors of the Company.

The following table sets forth as to each nominee, his or her name, age as of December 31, 2002, principal occupation during the last five years, the term for which he or she has been nominated, and the year he or she was first elected as a director.

NOMINEES FOR TERM ENDING AS OF 2006 ANNUAL MEETING

Name (Age)	Position(s) Held	Principal Occupation During Last Five Years	Existing Term Expires	Director of Bank Since	Director of Company Since

Dexter R. Barbee Sr. (63)	Director	Chairman and Chief Executive Officer, Apollo Chemical Corp.	2003	1997	2002

Thomas E. Chandler (67)	Director	Chairman and Chief Executive Officer, Chandler Concrete Co, Inc. (concrete producer) 1974 to present	2003	1997	2002

James B. Crouch, Jr. (54)(1)	Director	Senior Partner, Harris, Crouch, Long, Scott & Miller, Inc.(insurance brokerage) 1981 to present	2003	1997	2002

James H. Smith, Jr. (47)	Director	President, Villane, Inc. (real estate development) 1980 to present; President, Southwick Golf Course 1988 to present; Chairman of Trust Company of the South (investment management) 1992 to present; Partner, CRM & Co., (textile imports) 1986 to present; Vice President, Liberty Finance Co. 1990 to 2000(2)	2003	1997	2002

______________

(1)         Mr. Crouch received commissions of less than $4,000 for insurance sold to the Company and Bank.

(2)         Liberty Finance Co. filed a petition under Chapter 11 of the Bankruptcy Code on June 16, 1999. On December 31, 2002, this matter was resolved per “Notice of Dismissal”.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

The following table sets forth for each director continuing in office, his or her name, age as of December 31, 2002, principal occupation during the last five years, the term for which he or she is serving and the year he or she was first elected as a director.

DIRECTORS CONTINUING IN OFFICE

Name (Age)	Position(s) Held	Principal Occupation During Last Five Years	Existing Term Expires	Director of Bank Since	Director of Company Since

Randolph J. Cary, Jr. (55)	Director, President, and Chief Executive Officer	President and Chief Executive Officer of the Bank since August 1997	2004	1997	2002

James R. Copland, III (62)	Director	President and Treasurer, Copland Industries, Inc. (textile manufacturer) 1962 to present	2004	1997	2002

Ralph M. Holt Jr. (71)(1)	Director	Chairman, Holt Hosiery Mills, Inc. (hosiery manufacturer) 1958 to present	2004	1997	2002

Maxine H. O’Kelley (73)	Director	Retired; formerly Assistant Superintendent, Burlington City Schools	2004	1997	2002

John K. Roberts (54)	Director	Chief Executive Officer, Eagle Affiliates, Inc. (management, development and consulting) 1998 to present; Chief Executive Officer, Wendy’s of Burlington, Inc. 1976 to 1998	2004	1997	2002

Robert A. Ward (62)(2)	Director	Senior Advisor to the President, Unifi, Inc. (textile manufacturer)	2004	1997	2002

H. Thomas Bobo (58)	Director	Chairman, Fairystone Fabrics, Inc. (textile manufacturer) 2000 to present; President and Chief Executive Officer, Fairystone Fabrics, Inc. 1982 to 2000	2005	1997	2002

F.D. Hornaday III (53)(3)	Director	Chief Executive Officer, Knitwear Fabrics, Inc.	2005	1997	2002

Teena Marie Koury (45)	Director	Owner, Carolina Hosiery Mills, Inc.	2005	1997	2002

John H. Love (43)	Director	President, W.E. Love & Associates, Inc. (insurance brokerage) 1982 to present	2005	1997	2002

James B. Powell (64)(4)	Director	Manager, Allemanni, LLC (personal investments) 1997 to present; President and Chief Executive Officer, TriPath Imaging (medical devices manufacturer) 1997 to 2000	2005	1997	2002

(1)         Also serves on Board of Directors of Caraustar Industries, Inc., an Exchange Act reporting company.

(2)         Also serves on Board of Directors of Unifi, Inc., an Exchange Act reporting company.

(3)         Also serves on Board of Directors of Trust Company of the South, an Exchange Act reporting company.

(4)         Also serves on Board of Directors of Lab Corp and U.S. Trust of North Carolina, Exchange Act reporting companies.

Meetings of the Board and Committees of the Board

The Board of Directors routinely meets every quarter and held seven meetings during the fiscal year ended December 31, 2002. All of the current directors of the Company, except for H. Thomas Bobo, Nat T. Harris, R.S. Hunt, III and Maxine H. O’Kelley attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the fiscal year ended December 31, 2002. R.S. Hunt, III and Nat T. Harris have both resigned from the Board of Directors for personal and professional reasons.

The Company’s Board of Directors has appointed three standing committees to which certain responsibilities have been delegated — the Audit Committee, the Corporate Governance/Nominating Committee and the Compensation Committee.

The Company’s Compensation Committee consists of Mr. Holt, Mr. Crouch, Mr. Chandler, and Mr. Smith. The Board of Directors has determined that these directors are “independent” as defined in Rule 4200(a)(15) of the NASD’s listing standards. This Committee determines the compensation of the Chief Executive Officer (CEO) of the Company. The salary of the Chief Executive Officer is based upon the CEO’s contributions to the Company’s overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Compensation Committee also compares the compensation of the CEO with compensation paid to CEO’s of comparable financial institutions in North Carolina. The Compensation Committee met two times during the fiscal year ended December 31, 2002.

The Corporate Governance/Nominating Committee consisting of James B. Powell, Chairman, Dexter R. Barbee, Thomas E. Chandler, John K. Roberts and Robert A. Ward, meets each year prior to the annual meeting of stockholders to nominate persons for election to the Board of Directors and met once last year. The Board of Directors has determined that these directors are “independent” as defined in Rule 4200(a)(15) of the NASD’s listing standards. As the Nominating Committee, this committee met one time last year.

Report of Audit Committee

The Audit Committee of the Board of Directors consists of Mr. Roberts, Chairman, Mr. Bobo, Mr. Holt and Mr. Hornaday. The Board of Directors has determined that these directors are “independent” as defined in Rule 4200(a)(15) of the NASD’s listing standards and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the SEC’s rules and regulations. The Audit Committee meets on an as-needed basis and, among other responsibilities, (i) appoints, compensates and retains the Company’s independent auditor; (ii) oversees the independent auditing of the Company; (iii) arranges for periodic reports from the independent auditors and from management of the Company and the internal auditor of the Company; (iv) reviews corporate policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) develops and implements the Company’s policies regarding internal and external auditing and appoints, meets with and oversees the performance of the employees responsible for those activities; (vi) establishes and reviews annually procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls and auditing matters; (viii) pre-approves all audit and non-audited related services provided by the independent auditor; and (ix) performs other duties as may be assigned to it by the Board of Directors.

Although not yet required by Sarbanes-Oxley, the Board of Directors has determined that John K. Roberts, Chairman of the Audit Committee, qualifies as a “financial expert” as defined by the SEC. The Board considered Mr. Roberts’s credentials and financial background and found that he was qualified to serve as the “financial expert”.

The Company has adopted a written charter for the Audit Committee which is reviewed annually, and amended as needed, by the Committee. The Audit Committee is in the process of amending its current Audit Committee Charter to comply with Sarbanes-Oxley and the SEC’s rules and regulations implementing Sarbanes-Oxley. The Audit Committee met three times during the fiscal year ended December 31, 2002.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by SAS 61. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditor the independent auditor’s independence. Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002. The Audit Committee also reappointed the independent auditors for the fiscal year ending 2003, subject to stockholder ratification, and the Board of Directors ratified the appointment.

John K. Roberts, Chairman
H. Thomas Bobo
Ralph M. Holt, Jr
F.D. Hornaday, III

Board of Directors of the Bank

The Bank currently has a fifteen-member board of directors, which is currently comprised of all of the same persons who are currently directors of the Company.

The Bank’s Board of Directors has appointed the following standing committees to which certain responsibilities are delegated: the Loan Committee, the Community Reinvestment Act, the Strategic Planning Committee, the Asset and Liability Committee, and the Executive Committee.

Director Compensation

Directors’ Fees. The members of the Company’s Board of Directors receive no fees or other compensation for their service to the Company. However, for the year ending December 31, 2002, for their service on the Bank’s board of directors, the directors, excluding the Chairman and Vice Chairman of the Board, received $300 per board meeting attended, and $200 per committee meeting attended. The Chairman of the Board, James R. Copland, III, and the Vice Chairman of the Board, Ralph M. Holt, Jr., received a fixed monthly amount of $1,000 and $900, respectively, in lieu of board and committee fees. For fiscal year ended December 31, 2002, directors’ fees totaled $57,150 in the aggregate. Mr. Cary does not receive any fees for service on the Board of Directors.

Stock Option Plan. See “Executive Compensation - Stock Option Plans” for a discussion of the directors’ benefits under the Director Stock Option Plan.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company and the Bank.

Name	Age on December 31, 2002	Positions and Occupations During Last Five Years

Randolph J. Cary, Jr.	55	President, Chief Executive Officer and Director of the Company since May, 2002; President, Chief Executive Officer, and Directorof the Bank since August 1997.

David B. Spencer	40

Chief Financial Officer of the Company since May, 2002; Vice President and Chief Financial Officer (part-time) of the Bank since August, 1997; Chief Financial Officer of Bank of North Carolina, Thomasville, North Carolina (part-time) since April 1997 and Chief Financial Officer of BNC Bancorp since December 2002.

Name	Age on December 31, 2002	Positions and Occupations During Last Five Years

R. Craig Patterson	41	Vice President of the Company since May, 2002; Senior Credit Officer and Vice President of the Bank since August, 1997

Executive Compensation

Summary Compensation Table. The following table shows, for the fiscal years indicated, the cash and certain other compensation paid to or accrued for that year, to the Company’s and Bank’s chief executive officer. The Company and the Bank have no other executive officers whose total annual salary exceeded $100,000 in 2002.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/SARS (#)		All Other Compensation(3)

Randolph J. Cary, Jr.	2002	$140,000	$50,000	—	—		$3,240
President and	2001	$130,000	$35,000	—	—		$3,829
Chief Executive Officer	2000	$120,000	$30,000	—	4,800/0	(2)	$3,677

____________________________

(1)         Perquisites and personal benefits awarded to Mr. Cary did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus.

(2)         Includes options granted pursuant to the Employee Stock Option Plan, which entitle Mr. Cary to purchase, at any time after vesting and before October 17, 2008, 4,800 shares of the Company’s common stock (adjusted for the 6-for-5 and 11-for-10 stock splits effective June 15, 2001 and August 15, 2002, respectively) in exchange for an exercise price of $9.09 per share, which was the fair market value of the Company’s common stock on the date of grant (adjusted for the 6-for-5 and 11-for-10 stock splits effective June 15, 2001 and August 15, 2002, respectively). Twenty percent of the options vest annually beginning on October 17, 2000 until all options are vested on October 17, 2004. All options become 100% vested upon death or disability or upon a change in control of the Company.

(3)         The Company contributed $3,240, $3,829, and $3,677 to Mr. Cary’s 401(k) Plan for the fiscal years 2002, 2001 and 2000, respectively.

Stock Option Plans. The Company has two stock option plans, the Employee Stock Option Plan (the “Employee Plan”) for employees of the Company and the Director Stock Option Plan (the “Director Plan”) for directors of the Company. The Employee Plan and the Director Plan are referred to collectively as the “Plans.” As part of the Reorganization, the Company assumed the obligation of the Bank under the Plans.

The Plans are designed to attract and retain qualified personnel in key positions, to provide directors and employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and to reward directors and employees for outstanding performance. The Employee Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code and nonqualified or compensatory stock options. On January 8, 1998, 19 directors were granted 165,000 options (adjusted for the 5-for-4 stock split effective February 15, 1999, the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002) under the Director Plan, each option having an exercise price of $6.82 (adjusted for the 5-for-4 stock split effective February 15, 1999, the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002). The options granted to directors became exercisable at the time of the grant and will expire January 8, 2008. On January 8, 1998, 21 employees were granted incentive options to purchase 110,550 shares of common stock (adjusted for the 5-for-4 stock split effective February 15, 1999, the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002) under the Employee Plan, at a per share exercise price of $6.82 (adjusted for the 5-for-4 stock split effective February 15, 1999, the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002).

Twenty percent of the options granted to employees vested on each of January 8, 1998, 1999, 2000, 2001 and 2002 and currently are fully vested. The options granted to employees will expire on January 8, 2008. Options to purchase an additional 26,400 shares of the common stock were granted to certain executive officers and employees on October 17, 2000 and December 26, 2000, at a per share exercise price of $9.09. Twenty percent of those options vest annually beginning on October 17, 2000 until all options are vested on October 17, 2004. No cash consideration was paid by employees or directors for the award of the options under either Plan.

The options granted under both plans become 100% vested upon death or disability or upon a change in control of the Company. In the event of a stock split, reverse stock split or stock dividend, the number of shares of stock under the Plans, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of the common stock outstanding.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(1)		Value of Unexercised in-the-Money Options/SARs at Fiscal Year End(2)

Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Randolph J. Cary, Jr.	0	$ 0	36,201	2,134	$ 261,764	$ 11,510

______________

(1)         Includes options to purchase 33,000 shares (adjusted for the 5-for-4 stock split effective February 15, 1999, the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002) of common stock granted pursuant to the Employee Stock Option Plan on January 8, 1998. Twenty percent of these options vested on January 8, 1998, 1999, 2000, and 2001, and 2002. Also includes options to purchase 5,335 shares (adjusted for the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002) of common stock granted pursuant to the Employee Stock Option Plan on October 17, 2000. Twenty percent of these options vested on October 17, 2000, 2001, and 2002, and 20% will vest each year thereafter with the final 20% vesting on October 17, 2004. All of these options become 100% vested upon death or disability or upon a change in control of the Company.

(2)         The exercise price of the stock options granted on January 8, 1998 is $6.82 (adjusted for the 5-for-4 stock split effective February 15, 1999, the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002). The exercise price of the stock options granted on October 17, 2000 is $9.09 (adjusted for the 6-for-5 stock split effective June 15, 2001, and the 11-for-10 stock split effective August 15, 2002). The price paid for the common stock in the last trade known to management to have occurred prior to December 31, 2002 was $14.25, which trade occurred on December 20, 2002.

No options were exercised by Mr. Cary under the Plans during the fiscal year ended December 31, 2002. No options were granted to Mr. Cary under the Plans during 2002.

401(k) Profit Sharing Plan. The Bank has established a contributory savings plan for its employees, which meets the requirements of Section 401(k) of the Code. All employees who have completed three months of service and who are at least eighteen years of age may elect to contribute up to 15% of their compensation to the plan each year, subject to certain maximums imposed by federal law. Each year, the Bank determines the percentage of each participant’s contribution that it will match with an employer contribution. For purposes of the 401(k) profit sharing plan, compensation means a participant’s compensation received from the employer as reported on Form W-2.

Participants are fully vested in amounts that they contribute to the plan. Participants are fully vested in amounts contributed to the plan on their behalf by the Bank as employer matching contributions or as discretionary contributions after five years of service according to the following schedule: one year, 20%; two years, 40%; three years, 60%; four years, 80%; five or more years, 100%.

Benefits under the plan are payable in the event of the participant’s retirement, death, disability or termination of employment. Normal retirement age under the plan is 65 years of age.

Employment Agreement. On May 30, 1997, the Bank entered into an employment agreement with Randolph J. Cary, Jr. in order to establish his duties and compensation and to provide for his continued employment with the Bank. The agreement provided for an initial annual base salary of $96,000 and an initial term of employment of four years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, the agreement will automatically be extended for an additional year unless the Board of Directors directs otherwise. The agreement provides that base salary will be reviewed by the Board of Directors not less often than annually. Mr. Cary’s base salary for 2002 was $140,000. In addition, the employment agreement provides for discretionary bonuses and participation in all other profit-sharing or retirement plans maintained by the Bank for employees of the Bank, as well as fringe benefits normally associated with the Bank employee’s office, including the use of a company car and the payment of country club dues. The employment agreement provides that Mr. Cary may be terminated by the Bank for cause, as defined in the agreement, and that the agreement may otherwise be terminated by the Bank (subject to vested rights) or by Mr. Cary. In the event of a change in control of the Company or the Bank, the term of Mr. Cary’s agreement will be automatically extended for four years from the date of the change of control, and Mr. Cary may terminate the agreement during the first two years after the change in control and receive a severance payment in the amount equal to 2.95 times his average annual compensation paid by the Bank during the prior five years. Mr. Cary receives no additional compensation for serving as the Company’s Chief Executive Officer and President.

Certain Indebtedness and Transactions of Management

The Bank makes loans to its executive officers and directors in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates, collateral and repayment terms, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors at terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank’s policy concerning loans to executive officers and directors currently complies with these regulations.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Dixon Odom PLLC (“Dixon Odom”) has been retained by the Audit Committee of the Board of Directors as the Company’s independent auditor for the year ending December 31, 2003. This appointment is being submitted to the Company’s stockholders for ratification. Representatives of Dixon Odom are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees and related expenses billed or expected to be billed by Dixon Odom for professional services rendered for the audit of the Company’s financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the fiscal year ended December 31, 2002 were approximately $43,700.

Financial Information Systems Design and Implementation Fees

Dixon Odom rendered no professional services for information technology services relating to financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees

The aggregate fees billed by Dixon Odom for professional services rendered to the Bank, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” during the year ended December 31, 2002, including fees for tax assistance, services related to certain filings and other non-audit services pursuant to the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 was $10,300.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DIXON ODOM AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

It is presently anticipated that the 2004 Annual Meeting of Stockholders will be held in May, 2004. In order for stockholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company’s main office (3101 South Church Street) not later than November 20, 2003, and meet all other applicable requirements for inclusion in the proxy statement.

In the alternative, a stockholder may commence his own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2004 Annual Meeting of Stockholders. In order to do so, the stockholder must notify the Secretary of the Company in writing, at the Company’s main office no later than February 3, 2004, of his or her proposal. If the Secretary of the Company is not notified of the stockholder’s proposal by February 3, 2004, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2004 Annual Meeting.

The Company’s Bylaws provide that, in order to be eligible for consideration at a meeting of stockholders, all nominations of directors, other than those made by the Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which the nominations will be made. However, if less than 60 days notice of the meeting is given to stockholders, the nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

OTHER MATTERS

Because no matters were presented to management prior to February 1, 2003, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby on any matters properly coming before the meeting, pursuant to the discretionary authority granted therein. As of the date of this mailing, management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof.

MISCELLANEOUS

The Company’s Annual Report to Stockholders, including the Form 10-KSB which will be filed by the Company with the SEC, for the year ended December 31, 2002, that includes financial statements audited and reported upon by the Company’s independent auditor, is being mailed along with this Proxy Statement; however, except as specifically stated herein, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

By Order of the Board of Directors

Burlington, North Carolina March 31, 2003	Randolph J. Cary, Jr. President and Chief Executive Officer